As filed with the Securities and Exchange Commission on September 19, 2023

Registration No. 333-270445

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mercer Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	92-3452469
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

1100 Irmscher Blvd

Celina, Ohio 45822

(419) 586-5158

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alvin B. Parmiter

President and Chief Executive Officer

Mercer Bancorp, Inc.

1100 Irmscher Blvd

Celina, Ohio 45822

(419) 586-5158

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kip A. Weissman, Esq. Elizabeth A. Cook, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000	Robert D. Klingler, Esq. John M. Willis, Esq. Nelson Mullins Riley & Scarborough LLP 201 17th Street NW, Suite 1700 Atlanta, GA 30363 (404) 322-6000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

Sale to the public concluded July 26, 2023.

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 is to deregister 448,718 shares of the 1,471,688 shares of common stock, $0.01 par value per share, of Mercer Bancorp, Inc. (the “Registrant”) registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on May 15, 2023. The remaining 1,022,970 shares of common stock were offered and sold in accordance with and as described in the Prospectus dated May 15, 2023, as filed pursuant to Securities Act Rule 424(b) on May 22, 2023, and the Prospectus Supplement dated June 15, 2023, as filed pursuant to Securities Act Rule 424(b) on June 20, 2023 (together, the “Prospectus”). The Registrant has determined that no further shares of common stock will be offered and sold by it pursuant to the Prospectus. The Registrant, therefore, requests deregistration of the 448,718 unissued and unsold shares of common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Celina, State of Ohio, on September 19, 2023.

MERCER BANCORP, INC.

By:	/s/ Alvin B. Parmiter
Alvin B. Parmiter
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alvin B. Parmiter	President and Chief Executive Officer	September 19, 2023
Alvin B. Parmiter	(Principal Executive Officer)

/s/ Rick L. Ross	Treasurer	September 19, 2023
Rick L. Ross	(Principal Financial and Accounting Officer)

/s/ David L. Keiser*	Chairman of the Board of Directors	September 19, 2023
David L. Keiser

/s/ Kristin M. Fee*	Vice Chair of the Board of Directors	September 19, 2023
Kristin M. Fee

/s/ Michael J. Boley*	Director	September 19, 2023
Michael J. Boley

/s/ Jose W. Faller*	Director	September 19, 2023
Jose W. Faller

/s/ Richard A. Mosier*	Director	September 19, 2023
Richard A. Mosier

* Pursuant to Power of Attorney dated March 10, 2023.